                                  Exhibit 32

                          CERTIFICATION PURSUANT TO
                           18 U.S.C. SECTION 1350,
                           AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of The Timken Company
(the "Company") on Form 10-Q for the period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, pursuant to
18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

     (1)  The Report fully complies with the requirements of Section 13(a) or
          15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the
          Report.

                                              BY  /s/  James W. Griffith
Date: November 8, 2004                       ______________________________
                                             Name: James W. Griffith
                                             Title:  President and Chief
                                                       Executive Officer

                                              BY  /s/  Glenn A. Eisenberg
                                             ______________________________
                                             Name: Glenn A. Eisenberg
                                             Title: Executive Vice President
                                                  - Finance and Administration

     The foregoing certification is being furnished solely pursuant to 18 U.S.C.
1350 and is not being filed as part of the Report or as a separate disclosure document.